UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2005

INAMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9741	59-0920629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5540 Ekwill Street Santa Barbara, California		93111-2936
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 683-6761

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

On January 25, 2005, Inamed Corporation (the “Company”) issued a press release announcing, among other things, certain unaudited financial results for the three months and year ended December 31, 2004.  A copy of the press release is filed herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01       Other Events.

On January 17, 2005, the Company entered into a preliminary agreement by and between the Company, McGhan Limited and Ipsen Limited (the “Agreement”) for distribution rights of Ipsen’s botulinum toxin Type A product in select international markets, including Europe. The Agreement sets forth certain payment terms, as well as the intended territory, price and payment terms for purchase and distribution of such product.  The parties have agreed to negotiate the definitive agreement in good faith and expect it to be completed by mid-year.

A copy of the press release regarding the Agreement is filed herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of Inamed Corporation, dated January 25, 2005.
99.2	Press Release of Inamed Corporation, dated January 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INAMED CORPORATION

Date: January 25, 2005	By:	/s/ Joseph A. Newcomb
Joseph A. Newcomb
Executive Vice President, Secretary and General Counsel